     As filed with the Securities and Exchange Commission on February 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3 Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	93-0962605
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

411 First Avenue South
Suite 600
Seattle, WA 98104
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson, Vice President-Legal
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and telephone and
facsimile numbers, including area code, of agent for service)

Copies to:

L. John Stevenson, Jr.	Joseph P. Whitford
Christopher J. Voss	Marcus J. Williams
John D. Kauffman	Patrick C. Cannon
Stoel Rives LLP	Davis Wright Tremaine LLP
One Union Square, 36th Floor	2600 Century Square, 1501 Fourth Avenue
Seattle, WA 98101-3197	Seattle, WA 98101-1688

(206) 624-0900 (telephone)	(206) 622-3150 (telephone)
(206) 386-7500 (facsimile)	(206) 628-7699 (facsimile)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Number 333-102367

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Calculation of Registration Fee

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share	Price	Registration Fee

Common Stock, $.01 par value	1,437,500 shares	$6.20	$8,912,500	$820

(1)	Includes 187,500 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

     This registration statement is being filed with respect to the registration of additional shares of common stock, $.01 par value, of Cray Inc., pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registrant’s registration statement on Form S-3 (File No. 333-102367) (the “Initial Registration Statement”), which was declared effective as of 5:30 p.m., Eastern Standard Time, on February 12, 2003, are incorporated into this registration statement by reference. The final prospectus of the Initial Registration Statement will reflect the aggregate amount of securities registered in this registration statement and the Initial Registration Statement.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 13, 2003.

CRAY INC.

By:	/s/ James E. Rottsolk
James E. Rottsolk Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on February 13, 2003:

Signature and Title

/s/ James E. Rottsolk*	/s/ Daniel J. Evans*
James E. Rottsolk, Chairman of the	Daniel J. Evans, Director
Board and Chief Executive Officer

/s/ Burton J. Smith* Burton J. Smith, Director	/s/ Stephen C. Kiely* Stephen C. Kiely, Director

/s/ Dean D. Thorton* Dean D. Thornton, Director	/s/ Kenneth W. Kennedy* Kenneth W. Kennedy, Director

/s/ David N. Cutler* David N. Cutler, Director	/s/ William A. Owens* William A. Owens, Director

/s/ Scott J. Poteracki*
Scott J. Poteracki, Chief Financial
and Accounting Officer

*By	/s/ Kenneth W. Johnson
Kenneth W. Johnson Attorney-In-Fact

EXHIBIT INDEX

NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement(1)
3.1	Restated Articles of Incorporation of the Company(2)
3.2	Statement of Rights and Preferences of the Series A Convertible Preferred Stock(3)
3.3	Restated Bylaws of the Company(4)
5	Opinion of Stoel Rives LLP on the legality of the shares being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Stoel Rives LLP (included in Exhibit 5)
24	Power of Attorney(5)

(1)	Previously filed with Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-102367) filed on February 11, 2003.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K for the event of May 10, 2001, as filed on May 17, 2001.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K for the event of February 5, 2003, as filed on February 7, 2003.

(5)	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-102367) filed on January 6, 2003.